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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CASCADE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

To the Shareholders:

        Cascade Corporation's 2003 Annual Meeting will take place on Thursday, May 22, 2003, at 10:00 a.m., Pacific Daylight Time, at Corporate Headquarters, 2201 N.E. 201st Avenue, Fairview, Oregon, 97204-9718, for the following purposes:

1.
To elect two directors, each for a three-year term.

2.
To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

  Shareholders of record at the close of business on March 28, 2003 will be entitled to vote at the meeting.

        IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      James S. Osterman
                      Chairman

Portland, Oregon
April 21, 2003

PROXY STATEMENT

        This Proxy Statement, which is being mailed to shareholders of Cascade Corporation on or about April 15, 2003, is furnished in connection with management's solicitation of proxies to be used at the Annual Meeting of Shareholders to be held at Cascade's Corporate Headquarters, 2201 N.E. 201st Avenue, Fairview, Oregon, 97204-9718, at 10:00 a.m., Pacific Daylight Time, on Thursday, May 22, 2003.

ELECTION OF DIRECTORS

        The election of directors is the only matter scheduled to be presented at the Annual Meeting. Our Board of Directors currently consists of eight directors, which our Bylaws divide into three groups. The term of office of one group expires at each Annual Meeting. C. Calvert Knudsen was elected to the Board at the 2000 Annual Meeting and his term expires this year. Duane C. McDougall was elected to the Board by vote of the Directors in August of 2002. Each is nominated to a term ending in 2006.

        Unless directed otherwise, the accompanying proxy will be voted in favor of Mr. Knudsen and Mr. McDougall, or, if either of them is unable to serve, for another nominee designated by the Board of Directors. Election of directors will be determined by a plurality of the votes cast. Abstentions or broker non-votes will not affect the determination of a plurality. You may revoke your proxy at any time before it is voted at the meeting by providing written notice of the revocation to Cascade's Secretary or by attending the meeting and voting in person.

NOMINEES

C. CALVERT KNUDSEN	Director since 1974	Age 79

Mr. Knudsen retired as Chairman and Chief Executive Officer of MacMillan Bloedel, Ltd in 1983 and as Vice Chairman in 1990. He is a director of West Fraser Timber Co., Ltd., Vice Chairman of the Washington Research Foundation, a Director and Secretary of The Ostrom Company, Chairman of the Board of Argyle Winery, and Chairman of the Board of Callison's, Inc.
DUANE C. McDOUGALL	Director since 2002	Age 51

Mr. McDougall served as President and Chief Executive officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Operating Officer and also Chief Accounting Officer during his 21 year tenure with Willamette Industries, Inc. He also serves as a Director of InFocus Corporation and West Coast Bancorp.

Term Expires 2004

NICHOLAS R. LARDY, Ph.D.	Director since 1993	Age 57

Dr. Lardy became a Senior Fellow of the Institute for International Economics in 2003. He served as a Senior Fellow at The Brookings Institution, a policy research institution in Washington, D.C from 1995 to 2003.
JAMES S. OSTERMAN	Director since 1994	Age 65

Mr. Osterman became President and Chief Executive Officer of Blount International, Inc. in 2002. He served as President of Outdoor Products Group, Oregon Cutting Systems Division of Blount, Inc., a diversified international manufacturing company, from 1987 to 2002.

NANCY A. WILGENBUSCH, Ph.D.	Director since 1997	Age 55

Dr. Wilgenbusch has served as President of Marylhurst University since 1984. She currently Chairs the Oregon Regional Advisory Board for Pacificorp, and serves on the Pacificorp Advisory Board for Scottish Power, an international energy company. She is past Chairman of the Portland Branch of the Federal Reserve Bank of San Francisco and currently serves as a Director of West Coast Bancorp.

Term Expires 2005

ROBERT C. WARREN, JR.	Director since 1982	Age 54

Mr. Warren has served as President and Chief Executive Officer of the Corporation since 1996. He was President and Chief Operating Officer until 1996, and was formerly Vice President—Marketing. He is a Director of ESCO Corporation, a manufacturer of high alloy steel products.
JACK B. SCHWARTZ	Director since 1995	Age 66
Mr. Schwartz has been a partner in the law firm of Newcomb, Sabin, Schwartz & Landsverk, LLP since 1968 and is Assistant Secretary of the Corporation.
HENRY W. WESSINGER II	Director since 1998	Age 49

Mr. Wessinger has been Senior Vice President, Ragen MacKenzie, a Division of Wells Fargo Investments, LLC since 1990. He serves as President of the Catlin Gabel School Foundation and Treasurer of Wessinger Foundation.

Board Committees and Meetings

        The Board of Directors currently has standing Audit, Nominating and Governance, and Compensation Committees. During the year ended January 31, 2003, each director attended at least 75% in aggregate of the meetings of the Board and committees on which he or she served. The members of the committees and the number of meetings held during the year are identified in the following table.

Director	Board	Audit	Nominating and Governance	Compensation
C. Calvert Knudsen	X	X		X
Nicholas R. Lardy	X		X (Chair)	X
Duane C. McDougall	X	X
James S. Osterman	X (Chair)	X		X (Chair)
Jack B. Schwartz	X
Robert C. Warren, Jr.	X
Henry W. Wessinger II	X		X	X
Nancy A. Wilgenbusch	X	X (Chair)
Number of meetings	4	5	2	1

        The Nominating and Governance Committee makes recommendations to the Board with respect to nominations or elections of directors and officers. The Committee will consider prospective nominees to the Board of Directors which are submitted in writing prior to January 31, 2004. Shareholders should address recommendations to the Committee at Cascade's Executive Offices. Separate reports from the Compensation and Audit Committees are presented below.

Remuneration of Directors

        During the fiscal year ended January 31, 2003, non-employee directors of Cascade received a quarterly retainer of $3,750 for the first and second fiscal quarters and a quarterly retainer of $6,000 for the third and fourth fiscal quarters. Non-employee directors also received $1,000 for each Board meeting and $700 for each committee meeting attended. Mr. Osterman received an additional $75,000 annual retainer as Chairman of Cascade. Directors are reimbursed for travel and other expenses attendant to Board membership. In addition, upon initial election to the Board by the shareholders of Cascade, each director is granted an option to purchase 5,000 shares of Cascade common stock at an exercise price equal to the fair market value of the stock on the date of grant.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee recommends executive salary levels and compensation programs to the Board of Directors for approval. Compensation for key Cascade executives consists of three major elements: base salary, annual incentive, and long term incentive. The Committee, with advice from the consulting firm of William M. Mercer Co., had previously reviewed executive compensation and developed an approach to salary and incentive compensation which was fully implemented during the year ended January 31, 2001.

        The Committee recommended base salary levels for the year ended January 31, 2003, after considering both compensation ranges for executives with like responsibilities in comparable companies and industries, and their view that executive compensation should reflect performance incentives to a substantial degree.

        For the year ended January 31, 2003 Cascade's Executive Incentive Plan grouped executive officers according to responsibility levels and established target annual incentive levels for each group. Cascade's net income was required to reach at least 75% of budgeted net income in order for incentive payments to be triggered. Executive incentive awards, except for the Chief Executive Officer, were based on three criteria: Cascade's net income relative to budget (40%), return on assets (40%), and the individual executive's achievement against agreed objectives (20%). Once the threshold of 75% of budgeted net income was reached, executive officers received bonuses equal to a minimum of 40%, and a maximum of 200%, of their target incentive depending upon the degree to which the three qualifying criteria were met. Actual incentive payments to all executive officers, excluding the Chief Executive Officer, ranged from 119% to 124% of the participants' target levels.

        The Committee and the Board established the Chief Executive Officer's base salary according to the criteria outlined above. Mr. Warren's incentive level target for the fiscal year equaled 75% of base salary, and his incentive payment was based 50% on net income relative to budget and 50% on return on assets, thus tying his incentive eligibility entirely to overall corporate performance. The actual incentive payment for the year ended January 31, 2003 was 105% of the Chief Executive Officer's target level.

        The Committee and the Board also provided long-term incentives through option grants under Cascade's Senior Managers' Incentive Stock Option Plan.

        In May of 2002, the Committee recommended and the Board approved incentive payments of $20,000 for the Chief Executive Officer and $10,000 for all other executive officers. The payments were for services rendered during the year ended January 31, 2002.

COMPENSATION COMMITTEE
James S. Osterman, Chair C. Calvert Knudsen Nicholas R. Lardy Henry W. Wessinger II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Messrs. Osterman, Knudsen, Lardy, and Wessinger, all non-employee directors. During the fiscal year ended January 31, 2003, none of Cascade's executive officers served on the board of directors of any entities whose directors or officers serve on Cascade's Compensation Committee.

AUDIT COMMITTEE REPORT

        Cascade's Audit Committee consists of four non-employee directors, who are independent, as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Board has adopted a written charter that governs the Audit Committee. The members of the Committee are Nancy A. Wilgenbusch, Chair, C. Calvert Knudsen, Duane C. McDougall, and James S. Osterman.

        Cascade's management is responsible for Cascade Corporation's internal controls and financial reporting. PricewaterhouseCoopers LLP, Cascade's independent auditors, are responsible for auditing Cascade's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, recommends to the Board the filing of Cascade's annual and quarterly reports with the Securities and Exchange Commission, and recommends to the Board for its approval a firm of certified independent accountants to be Cascade's independent auditors.

        To fulfill our responsibilities, we did the following:

  •
  We reviewed the independent auditors audit plan for the year ended January 31, 2003.

  •
  We reviewed and discussed with Cascade's management and the independent auditors Cascade's consolidated financial statements for the fiscal year ended January 31, 2003.

  •
  We reviewed management's representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

  •
  We discussed with the independent auditors the matters that Statement on Auditing Standards No. 61 (communications with Audit Committees) requires them to discuss with us, including matters related to the conduct of the audit of Cascade's consolidated financial statements.

  •
  We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from Cascade, and we have discussed with PricewaterhouseCoopers LLP their independence from Cascade.

  •
  We considered whether PricewaterhouseCoopers LLP's nonaudit services to Cascade were compatible with maintaining their independence from Cascade.

  •
  Based on the discussions we had with management and the independent auditors, the independent auditors' disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that Cascade's audited annual consolidated financial statements for the fiscal year 2003 be included in Cascade's Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission.

  •
  Based on the discussions we had with management and the independent auditors, the representations of management to us and the representations of the independent auditors, we recommended to the Board that Cascade's interim consolidated financial statements at April 30, 2002, July 31, 2002 and October 31, 2002 be included in Cascade's Form 10-Q for the quarters then ended for filing with the Securities and Exchange Commission.

  •
  We recommended that the Board select PricewaterhouseCoopers LLP as Cascade's independent auditors to audit and report on any consolidated financial statements of Cascade filed with the Securities and Exchange Commission in fiscal year 2004.

AUDIT COMMITTEE
Nancy A. Wilgenbusch, Chair C. Calvert Knudsen	Duane C. McDougall James S. Osterman

VOTING SECURITIES—STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 28, 2003, Cascade had 11,698,300 common shares and one special voting share outstanding. Each common share is entitled to one vote and the special voting share is entitled to 300,000 votes, bringing the total number of votes that may be cast on any matter presented to the shareholders at the meeting to 11,998,300. TD Trust Company holds the special voting share as trustee for the owner of 300,000 exchangeable shares of a Cascade subsidiary which may be converted into a like number of Cascade common shares. TD Trust Company is required to vote as the owner of the shares may instruct.

        The percentage calculations below assume 11,698,300 common shares outstanding, conversion of the 300,000 exchangeable shares into common shares, and include 441,951 shares issuable, based on stock options vesting within 60 days of March 28, 2003:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
FMR Corp. The total reflects a schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2003. 82 Devonshire Street Boston, Massachusetts 02109	837,300	6.7%
The Robert C. and Nani S. Warren Revocable Trust, of which Nani S. Warren, Robert C. Warren, Jr., C. Calvert Knudsen, and Jack B. Schwartz are Trustees and share investment powers. Mr. Warren has sole voting power. Messrs. Knudsen and Schwartz disclaim beneficial ownership in Trust shares. c/o P.O. Box 20187 Portland, Oregon 97294-0187	827,896	6.7%
Nani S. Warren Revocable Trust, of which Nani S. Warren is Trustee and has sole investment power c/o P.O. Box 20187 Portland, Oregon 97294-0187	800,096	6.4%
Dimensional Fund Advisors I The total shown reflects a Schedule 13G filed with the Securities and Exchange Commission on or about February 2, 2001. Dimensional Fund Advisors Inc. has sole voting power with respect to such shares which are owned by certain of its advisory clients and disclaims beneficial ownership of all such securities. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	755,950	6.1%

Barclays Global Investors, N.A. The total reflects a 13G filed with the Securities and Exchange Commission on or about February 10, 2003. 45 Fremont Street San Francisco, California 94105	740,753		6.0%
Robert J. Davis Family The total shown reflects a Schedule 13D filed with the Securities Exchange Commission on or about September 12, 2000. Shares are voted as directed by Mr. Robert J. Davis. 17530 Little River Dr. Bend, Oregon 97707	682,100		5.5%

William J. Harrison  The total shown includes 300,000 preferred shares of a Cascade Corporation subsidiary held by Lift Technologies, Inc. ("Lift") a corporation indirectly controlled by Mr. Harrison, which may be exchanged for a like number of Cascade common shares; 285,000 Cascade common shares held by Lift; and 79,000 Cascade common shares held by W.J. Harrison Holdings Ltd. Mr. Harrison owns 100% of the outstanding shares of W.J. Harrison Holdings, Ltd. Information is based upon a Schedule 13D dated February 21, 2002, and the subsequent exchange by Lift of 200,000 preferred shares for common shares.
27 Fox Run Drive, RR#3
Guelph, Ontario, Canada N1H 6N9	664,000		65.5%
Michael W. Cook, Asset Management, Inc. The total shown reflects a Schedule 13d-1(b) filed with the Securities and Exchange Commission on or about February 14, 2001. Michael W. Cook Asset Management, Inc., has sole voting power with respect to such shares which are owned by certain of its advisory clients. 5170 Sanderlin Avenue Suite 200 Memphis, Tennessee 38117	659,900		5.3%
Robert C. Warren, Jr.	276,970	(3)(4)	2.2%
Jack B. Schwartz	139,181	(5)	1.1%
C. Calvert Knudsen	13,187		*
James S. Osterman	10,787		*
Nicholas R. Lardy	9,087		*
Duane C. McDougall	1,000		*
Henry W. Wessinger II	5,000		*
Nancy A. Wilgenbusch	5,187		*
Richard S. Anderson	58,467	(3)	*
Gregory S. Anderson	52,644	(3)	*
Terry H. Cathey	60,122		*

Art Otsuka	11,714		*
16 Officers and Directors as a Group	1,543,331	(6)	12.4%

*
Less than 1% of outstanding shares.

(1)
Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of March 28, 2003, as follows: R.C. Warren, Jr., 154,307, T.H. Cathey, 53,622, R.S. Anderson, 50,301, G.S. Anderson, 46,617, A. Otsuka, 11,714, C.C. Knudsen, N.R. Lardy, J.S. Osterman, J.B. Schwartz, H.W. Wessinger and N.A. Wilgenbusch, 5,000 each, and all officers and directors, 418,165.

(2)
No officer or director owns more than 1% of Cascade's outstanding shares, except for the following who may be considered to own beneficially the percentages indicated: R.C. Warren, Jr., 8.9%; C.C. Knudsen, 6.8%; and J.B. Schwartz, 7.8%. These percentages in each case include shares held as trustee for The Robert C. and Nani S. Warren Revocable Trust and should not be combined to determine the total percentage voting power of the persons listed.

(3)
Includes shares held for the benefit of these officers by a 401(k) plan as follows: R.C. Warren, Jr., 26,359; R.S. Anderson, 3,417; and G.S. Anderson, 5,047.

(4)
Includes shared voting and investment powers as to 22,000 shares and sole voting and investment powers as to 9,600 shares, all held as fiduciary for the benefit of various family members, and 1,200 shares owned by Mr. Warren's spouse, as to all which Mr. Warren disclaims beneficial interest.

(5)
Includes shared voting and investment powers as to 128,394 shares, or 1.0% of those outstanding, held by a charitable foundation, as to which Mr. Schwartz disclaims beneficial interest.

(6)
Includes an aggregate of 987,890 shares held by officers and directors in fiduciary capacities.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND MANAGEMENT

        Newcomb, Sabin, Schwartz & Landsverk, LLP, a firm in which a director, Jack B. Schwartz, is a partner, provides legal services to Cascade in the ordinary course of business. For the year ended January 31, 2003, the amount of fees billed by the firm to Cascade totaled $317,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of any class of our shares to file reports regarding their stock ownership and any changes in that ownership with the Securities and Exchange Commission. Cascade believes its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements during the year ended January 31, 2003, except that upon becoming Vice President of Corporate Manufacturing, Jeffrey K. Nickoloff, inadvertently filed his initial statement of beneficial ownership of securities after the date the statement was due.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table provides information concerning compensation of Cascade's Chief Executive Officer and each of its four other most highly compensated officers for the fiscal year ended January 31, 2003, and for each of the prior two fiscal years.

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position					Number of Shares Underlying Options	All Other Compensation (1)
	Year	Salary	Bonus
Robert C. Warren, Jr. President and Chief Executive Officer	2003 2002 2001	$325,000 325,000 325,000	$256,750 20,000 487,500	(2)	57,000 67,513 57,000	$14,000 12,050 12,050
Terry H. Cathey Sr. Vice President and Chief Operating Officer	2003 2002 2001	200,000 170,000 160,000	169,625 10,000 221,000	(2)	20,000 17,955 15,000	13,867 12,050 12,017
Richard S. Anderson Sr. Vice President and Chief Financial Officer	2003 2002 2001	190,000 168,000 150,000	169,625 10,000 182,000	(2)	20,000 17,955 15,000	13,467 11,983 11,217
Gregory S. Anderson Sr. Vice President-Human Resources	2003 2002 2001	147,500 140,000 140,000	93,200 10,000 140,000	(2)	15,000 17,955 15,000	11,733 10,850 10,600
Art Otsuka Vice President-Asian Operations	2003 2002 2001	150,000 150,000 125,000	75,000 — —		15,000 17,955 —	12,000 6,668 —

(1)
The amounts shown primarily relate to Cascade contributions to a 401(k) plan for the benefit of the named executives.

(2)
In May of 2002, the Board approved incentive payments of $20,000 for the Chief Executive Officer and $10,000 for other executive officers. The payments were for services rendered during the year ended January 31, 2002.

Option Grants

        The following table shows all options to acquire shares of Cascade's common stock granted to the named executive officers during the fiscal year ended January 31, 2003.

Option Grants in Last Fiscal Year

	Number of Shares Underlying Options Granted in Fiscal 2003	% of Total Options Granted To Employees in Fiscal 2003			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Robert C. Warren, Jr.	57,000	26.6%	$14.05	(2)	$503,650	$1,276,349
Terry H. Cathey	20,000	9.3	14.05	(2)	176,719	447,842
Richard S. Anderson	20,000	9.3	14.05	(2)	176,719	447,842
Gregory S. Anderson	15,000	7.0	14.05	(2)	132,540	335,881
Art Otsuka	15,000	7.0	14.05	(2)	132,540	335,881

(1)
Potential Realizable Value calculation assumes appreciation of Cascade common stock at the rate shown beginning on the date of grant through the option expiration date. There can be no assurance that Cascade common stock will appreciate any particular rate or at all.

(2)
Under the terms of the Stock Option Plan, options are granted at fair market value. Vesting for options granted in fiscal years beginning 1999 occurs over a four year period, while options granted in previous years generally may not be exercised until the employee has completed three years of continuous employment with Cascade or its subsidiaries from the grant date. Options have a term of ten years and generally terminate on the date of the optionee's termination of employment with the corporation, or in the event of death or disability, on the first anniversary of the optionee's termination of employment. Options granted in fiscal 2003 expire in May 2012.

Option Exercises and Fiscal Year End Option Values

        The following table sets forth certain information regarding option exercises during the fiscal year ended January 31, 2003, by the named executive officers and the fiscal year end value of unexercised options held by such officers as of the end of fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at January 31, 2003		Potential Value of Unexercised In-the-Money Options at January 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Warren, Jr.	—	—	154,307	94,567	$271,813	$24,367
Terry H. Cathey	—	—	53,622	28,741	95,376	72,244
Richard S. Anderson	—	—	50,301	28,741	94,877	72,244
Gregory S. Anderson	—	—	46,617	24,991	94,164	70,107
Art Otsuka	—	—	11,714	21,241	37,998	52,547

(1)
The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Cascade's common stock on January 31, 2003, multiplied by the number of shares underlying the options. The closing price of Cascade's common stock on January 31, 2003, as reported on the New York Stock Exchange was $14.62.

Severance Agreements

        Cascade has entered into severance agreements with Messrs. R.C. Warren, Jr., R.S. Anderson, and T.H. Cathey. Under the agreements, each would be entitled to certain benefits if his employment is involuntarily terminated (other than for cause) within 12 months following a change in control of the Cascade. In addition to discharge, involuntary termination includes resignation following a change which materially reduces an individual's level of responsibility, a 20% reduction in level of compensation, or a relocation of place of employment by more than 50 miles.

        The agreements define a change in control of Cascade as (a) a change in the composition of the Board of Directors over a period of 24 months or less as a result of contested elections which results in a majority of Board members who were not Board members at the beginning of the period or were not subsequently nominated or elected by the Board; (b) sale, transfer or other disposition of substantially all of Cascade's assets; (c) a merger or consolidation in which securities with more than 50% of the voting power of all outstanding Cascade securities are transferred to persons different from the holding of such securities prior to the transaction; or (d) the successful acquisition of securities possessing more than 35% of the voting power of all outstanding Cascade securities pursuant to a transaction or series of related transactions that the Board does not recommend for shareholder acceptance or approval.

        An officer whose employment is involuntarily terminated following a change in control would receive the following severance benefits: (a) a lump sum payment equal to 2.99 times the officer's average annual compensation of the prior three years as reported on Form W-2; (b) accelerated vesting of all outstanding stock options; and (c) continued health coverage for the officer and eligible dependents for a period of 24 months or until the officer is covered by another health plan which provides a substantially similar level of benefits. In order to avoid becoming an excess parachute payment under federal tax laws, the total benefit package is limited to 2.99 times the officer's average compensation as reported on Form W-2 for the prior five years, subject to certain exceptions, provided under the Internal Revenue Code.

        Each agreement provides that the officer will not compete with Cascade for a period of 24 months following termination of employment for any reason.

PERFORMANCE GRAPH

        The following graph compares the annual percentage change in the cumulative shareholder return on Cascade common stock with the cumulative total return of the Russell 2000 Index and an industry group of peer companies, in each case assuming investment of $100 on January 31, 1998, and reinvestment of dividends. The stock price performance shown in the graph below is not necessarily indicative of future stock price performance. Notwithstanding anything to the contrary set forth in any of Cascade's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the stock performance graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*  $100 INVESTED ON 1/31/98IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS
FISCAL YEAR ENDING JANUARY 31.

        The peer group comprises the following companies: Actuant Corporation., Alamo Group Inc., Ampco-Pittsburgh Corporation, Astec Industries, Inc., Columbus-McKinnon Corporation, Gehl Company, Gulf Island Fabrication, Inc., IDEX Corporation, Lindsay Manufacturing Company, Nordson Corporation.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        Cascade's Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP serve as Cascade's independent auditor for the fiscal year ending January 31, 2004. Cascade expects representatives of PricewaterhouseCoopers LLP to be present at the meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

        Fees billed for professional services performed by PricewaterhouseCoopers LLP for the year ended January 31, 2003 are as follows:

Audit Fees

        Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Cascade's consolidated financial statements as of and for the year ended January 31, 2003 and its limited reviews of Cascade's unaudited condensed consolidated interim financial statements were $516,000.

Financial Information Systems Design and Implementation Fees

        During the year ended January 31, 2003, PricewaterhouseCoopers LLP rendered no professional services to Cascade in connection with the design and implementation of financial information systems.

Other Fees

        In addition to the fees described above, aggregate fees of $752,000 were billed by PricewaterhouseCoopers LLP during the year ended January 31, 2003, primarily for the following professional services:

Audit-related services(a)	$60,000
Income tax compliance and related tax services	645,000
Other(b)	47,000

(a)
Audit related fees include fees for audits of Cascade's employee benefit plans, statutory audits and consultation regarding new accounting pronouncements.

(b)
Fees relate to performance of Enterprise Wide Risk Assessment.

PROXY SOLICITATION

        Cascade will bear the entire cost of proxy solicitation, which will be primarily by mail, but proxies may also be solicited personally and by telephone by directors and officers of Cascade. Cascade may make arrangements with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and may reimburse them for their expenses.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the next Annual Meeting must be received in writing by Cascade no later than January 31, 2004, to be included in the proxy materials for the meeting. A shareholder making a proposal must have been a registered or beneficial owner of at least one percent of the outstanding common shares or common shares with a market value of at least $2,000 for at least one year prior to submitting the proposal and must continue to own the stock through the date the meeting is held.

ANNUAL REPORT

        Cascade is mailing its Annual Report on Form 10-K to shareholders with this Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it a part of the proxy-soliciting material.

        A copy of Cascade's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge to record or beneficial shareholders as of the record date. Requests for the form should be addressed to the Secretary, Cascade Corporation, at its Executive Offices, P.O. Box 20187, Portland, Oregon 97294-0180. A copy of the Annual Report on Form 10-K is also available at Cascade's website, www.cascorp.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CASCADE CORPORATION

        The undersigned hereby appoints R.C. Warren, Jr. and R.S. Anderson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cascade Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 22, 2003 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

^ Detach here from proxy voting card. ^

You can now access your Cascade account online.

Access your Cascade Corporation shareholder/stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for Cascade Corporation Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

 Investor ServiceDirectSM is currently only available for domestic individual and joint acounts.
• SSN
• PIN
• Then click on the Establish PIN
  button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:

• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Issue Certificate
• Payment History
• Address Change

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE TWO NOMINEES AS DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒
	FOR, EXCEPT NOMINEES WITHHELD BELOW	WITHHELD FOR ALL
Election of Directors Nominees: 01 C. Calvert Knudsen 02 Duane C. McDougall	☐	☐			Please disregard if you have previously provided your consent decision.
Withheld for the nominees you list below. (Write that nominee's name in the space provided below.) ________________________________			If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	WILL ATTEND ☐	By checking the box to the right, I consent to the future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand I may revoke my consent at anytime by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐
Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ Detach here from proxy voting card. ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cae	Telephone 1-800-435-6710	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.cascorp.com

QuickLinks

ELECTION OF DIRECTORS
NOMINEES
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
VOTING SECURITIES—STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICER COMPENSATION
Option Grants in Last Fiscal Year
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX AND A PEER GROUP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
PROXY SOLICITATION
SHAREHOLDER PROPOSALS
ANNUAL REPORT